UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2011

HIGHLAND BUSINESS SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34642	20-1607874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Avenida Fabricante, Suite 100 San Clemente, California	92672
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 835-3883

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 22, 2011, the Registrant completed the previously announced reverse triangular merger by and among HGLB Sub Co. (“Sub Co”), a Nevada corporation and wholly owned subsidiary of the Registrant, and Elevate Marketing Group, LLC (“Elevate”), a Utah limited liability company, whereby Elevate became a wholly owned subsidiary of the Registrant.

Pursuant to the terms of the Merger Agreement and concurrent with the closing of the Merger, the Registrant declared a forward split on the basis of six (6) shares of common stock to be issued for every one (1) share issued and outstanding on February 28, 2011, the record date. The 6:1 forward split was announced on the OTCBB Daily List on February 25, 2011 and took effect at the open of business on February 28, 2011. Additionally, pursuant to the terms of the Merger Agreement, the Registrant accepted the resignation of its prior officers and directors and appointed Mr. Wright Thurston as President, Chief Executive Officer, Treasurer, and a Director of the Registrant effective February 22, 2011.

Pursuant to the conditions to closing of the Merger, the Registrant issued 19,000,000 shares of common stock in exchange for 100% of Elevate’s outstanding membership interest and obtained cancellation of a total of 36,000,000 shares of common stock.

As a result of the closing of the Merger, the Registrant’s main focus has been redirected to the operations of Elevate.  The Registrant now owns 100% of Elevate, which is a premier digital services provider with an array of IP and wireless residential services. Elevate Broadband offers wireless residential Internet service with up to 10 mbps service. Elevate also offers a fully integrated suite of home security products and services that include Elevate Interactive, a complete home security management system operated online or through a wireless mobile App. Elevate Entertainment is both an IP based TV and Satellite TV service offered in cooperation with DirecTV™ and DISH Network™. Elevate Mobile provides mobile services that offer the latest smart phone technologies.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, the Registrant issued a total of 19,000,000 shares of its restricted common stock to the membership interest holders of Elevate in exchange for 100% of Elevate’s outstanding membership interest.

We believe that the issuance and sale of the above shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule. The shares were sold directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to the sale of the shares, were accredited investors and had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The management of the recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

In connection with the closing of the Merger (disclosed in Section 2.01 above), Mr. Wright Wesley Thurston acquired control of the Registrant. Mr. Thurston acquired beneficial control of approximately 13,363,960 shares of common stock as a result of his membership interest in Elevate of which the Registrant acquired 100% of the outstanding membership interest pursuant to the Merger Agreement, wherein Mr. Thurston is the chief executive officer.

Additionally, in connection with the closing of the Merger, Mr. Roger Spainhower resigned from his positions as Chairman of the Board of Directors, Chief Executive Officer, and Chief Financial Officer, Ms. Marie Moffett resigned from her positions as President, Chief Operating Officer, and a Director, Joan Spainhower resigned from her positions as Senior Vice President and a Director and Kevin Ericksteen resigned from his position as a Director of the Registrant. Prior to the resignations of the Board of Directors, the Board of Directors appointed Mr. Wright Wesley Thurston to serve as the sole member of the Board of Directors on February 22, 2011. See Item 5.02 below for further description of the resignations and appointments of officers and directors in connection with the closing of the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director and Officers

On February 22, 2011, Mr. Roger Spainhower gave the Registrant notice of his resignation from his positions as Chairman of the Board of Directors, Chief Executive Officer, and Chief Financial Officer of the Registrant, which resignation was accepted by the Registrant on February 22, 2011.

On February 22, 2011, Ms. Marie Moffett gave the Registrant notice of her resignation from her positions as President, Chief Operating Officer and a Director of the Registrant, which resignation was accepted by the Registrant on February 22, 2011.

On February 22, 2011, Ms. Joan Spainhower gave the Registrant notice of her resignation from her positions as Senior Vice President and a Director of the Registrant, which resignation was accepted by the Registrant on February 22, 2011.

On February 22, 2011, Mr. Kevin Ericksteen gave the Registrant notice of his resignation from his position as a Director of the Registrant, which resignation was accepted by the Registrant on February 22, 2011.

(c) Appointment of Officers

Prior to the resignations of the Board of Directors, the Board of Directors appointed Mr. Wright Wesley Thurston to serve as the Registrant’s Chief Executive Officer, President, and Treasurer on February 22, 2011.

On March 2, 2010, the Board of Directors appointed Ms. Donna Moore to serve as the Registrant’s Chief Financial Officer and Secretary.

Wright Wesley Thurston, 35, Chief Executive Officer, President, Treasurer and Director.  In 2002, Mr. Thurston founded Firstline Security and served as Chief Executive Officer until 2007. In 2006, Firstline Security qualified for the INC 500 and was featured in the 2007 INC 500 list at number 280 with over $42,000,000 in revenues in 2006 and roughly $61,000,000 in 2007. In June 2007, Mr. Thurston received the Ernst and Young Entrepreneur of the year award. Mr. Thurston currently sits on the board of directors for Firstline Security and is the Chief Executive Officer and Chairman of the Board for Elevate Marketing Group, LLC.

Donna Moore, 65, Chief Financial Officer and Secretary:  Between 2008 and 2010, Ms. Moore served as a part time Controller for Skye International, Inc. in Scottsdale, AZ. Prior to Skye International, Ms. Moore was the Controller for Monarch Brass & Copper Corp., in Waterbury, CT from 1984 through 2007. Ms. Moore is a business financial professional with over 25 years of hands-on business experience. Ms. Moore has held positions as controller and secretary treasurer of both public and private corporations. Her experience includes general accounting, financial reporting, systems implantation/management, treasury functions, and cost accounting. Ms. Moore specializes in executing uniform financial controls so as to improve productivity, reduce costs, and maximize profitability. Ms. Moore holds a Bachelor of Science degree in Business Management and an MBA in finance and accounting from Brigham Young University.

(d) Appointment of Director

Prior to the resignation of the Board of Directors, the Board of Directors appointed Mr. Wright Thurston to serve as the sole member of the Board of Directors on February 22, 2011.

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

In connection with the Merger described under Item 2.01 of this Report, on February 7, 2011, the Registrant filed a Certificate of Change pursuant to Nevada Revised Statute 78.209, to effectuate a six (6) to one (1) forward split of the Registrant’s common stock outstanding on February 28, 2011, the record date, and increase the Registrant’s authorized common stock, in the same ratio as the forward split, from 75,000,000 shares to 450,000,000 shares, par value $0.001 per share. A copy of the Certificate of Change is attached hereto as Exhibit 3(i)(c).

Section 8 – Other Events

Item 8.01 Other Events.

As a result of management change and change of direction in the company, the Registrant has changed its principal address to the following: 201 Avenida Fabricante, Suite 100, San Clemente, California 92672.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3i(c)	Certificate of Change – Dated February 7, 2011
3i(d)	Articles of Merger – Dated March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND BUSINESS SERVICES, INC.

By:/s/ Wright Thurston
Wright Thurston, Chief Executive Officer

Date:  March 2, 2011